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EXHIBIT 23.1  CONSENT OF PRICE WATERHOUSE LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98100), the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-09841) and the Prospectus constituting part of Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 (No. 33-78940) of Innovative Tech Systems, Inc. of our report dated May 7, 1997 appearing on page F-2 of this Form 10-K.


PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania

May 14, 1997